                                                                                                            Exhibit 12.1
                                                        Glimcher Realty Trust
                                          Computation of Ratio of Earnings to Fixed Charges
                                                     (thousands, except ratios)

                                      Nine months ended
                                        September 30,                       Year ended December 31,
                                            1997       1996      1995      1994      1993       1992      1991       1990
                                            ----       ----      ----      ----      ----       ----      ----       ----
Net income (loss) available to
  common shareholders                     $18,254    $27,781   $25,713   $12,604     $(450)   $(1,666)  $(1,948)   $(4,663)
Add back:
  Preferred dividend                        2,169        268
  Extraordinary item                                                       5,864
  Minority interest                         2,502      3,385     3,294     2,137       436
  Interest expense                         31,850     29,297    26,215    22,928    23,764     20,729     20,799     18,671
  Amortization of previously
    capitalized interest                      463        276       225       190       152        134        115         76
  Amortization of deferred costs            1,150      1,349     1,869     1,319       130        111         64         70
  Interest portion of rent expense            169        471       227       201        95         89         82         96
                                          -------    -------   -------   -------   -------    -------    -------    -------
               Earnings                    56,557     62,827    57,543    45,243    24,127     19,397     19,112     14,250

  Interest expense                         31,850     29,297    26,215    22,928    23,764     20,729     20,799     18,671
  Preferred dividend                        2,169        268
  Interest capitalized                      3,039      3,394       690     2,139       893        588        858      2,261
  Amortization of deferred costs            1,150      1,349     1,869     1,319       130        111         64         70
  Interest portion of rent expense            169        471       227       201        95         89         82         96
                                          -------    -------   -------   -------   -------    -------    -------    -------
               Fixed charges              $38,377    $34,779   $29,001   $26,587   $24,882    $21,517    $21,803    $21,098

    Computation of ratio of
      earnings to fixed charges              1.47       1.81      1.98      1.70      0.97(1)    0.90(1)    0.88(1)    0.68(1)

(1) The Company's earnings were inadequate to cover fixed charges by $755, $2,120, $2,691, and $6,848 for the years ended December 31, 1993 through December 31, 1990 respectively, all of which were prior to the Company's initial public offering.

/TABLE

                                                                                                               Exhibit 12.1
                                                        Glimcher Realty Trust
                                          Computation of Ratio of Earnings to Fixed Charges
                                                     (thousands, except ratios)

                                      Nine months ended
                                        September 30,                       Year ended December 31,
                                            1996       1996      1995      1994      1993       1992      1991       1990
                                            ----       ----      ----      ----      ----       ----      ----       ----
Net income (loss) available to
  common shareholders                     $19,893    $27,781   $25,713   $12,604     $(450)   $(1,666)  $(1,948)   $(4,663)
Add back:
  Preferred dividend                            -        268
  Extraordinary item                                                       5,864
  Minority interest                         2,406      3,385     3,294     2,137       436
  Interest expense                         19,477     29,297    26,215    22,928    23,764     20,729     20,799     18,671
  Amortization of previously
    capitalized interest                      341        276       225       190       152        134        115         76
  Amortization of deferred costs            1,011      1,349     1,869     1,319       130        111         64         70
  Interest portion of rent expense            278        471       227       201        95         89         82         96
                                          -------    -------   -------   -------   -------    -------    -------    -------
               Earnings                    43,406     62,827    57,543    45,243    24,127     19,397     19,112     14,250

  Interest expense                         19,477     29,297    26,215    22,928    23,764     20,729     20,799     18,671
  Preferred dividend                            -        268
  Interest capitalized                      2,302      3,394       690     2,139       893        588        858      2,261
  Amortization of deferred costs            1,011      1,349     1,869     1,319       130        111         64         70
  Interest portion of rent expense            278        471       227       201        95         89         82         96
                                          -------    -------   -------   -------   -------    -------    -------    -------
               Fixed charges              $23,068    $34,779   $29,001   $26,587   $24,882    $21,517    $21,803    $21,098

    Computation of ratio of earnings
      to fixed charges                       1.88       1.81      1.98      1.70      0.97(1)    0.90(1)    0.88(1)    0.68(1)

(1) The Company's earnings were inadequate to cover fixed charges by $755, $2,120, $2,691, and $6,848 for the years ended December 31, 1993 through December 31, 1990 respectively, all of which were prior to the Company's initial public offering.